                                                                   EXHIBIT 10.15

           AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT

      This AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of May 10, 2002, by and between Lithia Real Estate, Inc., an Oregon corporation (the "Borrower"), and Toyota Motor Credit Corporation, a California corporation ("TMCC"), in reference to the following.

      A. Borrower and TMCC are parties to that certain Revolving Loan and Security Agreement dated as of July 2, 2001 (the "Prior Agreement"), pursuant to which TMCC agreed to make loans to Borrower in an aggregate amount not to exceed $18,000,000 the proceeds of which were used to pay off certain existing indebtedness and for other working capital reasons.

      B. Borrower has requested that TMCC increase the amount of the line of credit provided under the Prior Agreement from $18,000,000 to $40,000,000 and make certain other modifications to the Prior Agreement which TMCC has agreed to do subject to the terms, provisions and conditions of this Agreement.

      NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety as follows:

                                    ARTICLE I
                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

      1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Advance" shall have the meaning set forth in Section 2.1 hereof.

            "Agreement" shall mean this Revolving Loan and Security Agreement and any supplements, amendments, or modifications to or in connection with this Revolving Loan and Security Agreement.

            "Affiliate" shall mean, as to the Borrower, any other corporation or entity directly or indirectly controlling, controlled by or under direct or indirect common control with Borrower.

            "Assignment of Leases" shall mean, collectively, the Assignments of Rents and Leases (which may be incorporated within a Deed of Trust) and delivered to TMCC pursuant to Section 3.1, including any amendments thereto delivered to TMCC pursuant to Section 4.2 hereof.

            "Borrowing Base" shall mean the amount equal to the aggregate Loan Value of the Eligible Property.


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

            "Business Day" means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Los Angeles, California or Portland, Oregon.

            "Collateral" shall have the meaning set forth in Section 3.1 hereof.

            "Control" shall mean the power to direct the management and policies of a corporation or other entity.

            "Credit Limit" shall mean Forty Million dollars ($40,000,000) as such amount may be increased or decreased by written agreement of TMCC and Borrower.

            "Dealer" shall mean with respect to a Property, the business organization that operates the automobile dealership located on such Property.

            "Deed of Trust" shall mean, collectively, the deeds of trust and mortgages delivered to TMCC pursuant to Section 3.1, including any amendments thereto delivered to TMCC pursuant to Section 4.2 hereof.

            "Eligible Property" shall mean, as of any date of determination,
      Property: (i) for which each of the conditions precedent set forth in
      Section 3.1 hereof have been satisfied or waived; (ii) that does not secure a Term Loan; and (iii) that is described in a Deed of Trust that was filed of record not more than one year prior to such date of determination.

            "Environmental Indemnification" shall mean, collectively, the Environmental Indemnification Agreements delivered to TMCC pursuant to
      Section 3.1 hereof, including any amendments thereto delivered to TMCC pursuant to Section 4.2 hereof.

            "Environmental Laws" means any and all federal, state and local statutes, regulations, ordinances, and requirements, pertaining to environmental protection, contamination or cleanup, as now or may at any time hereafter be in effect.

            "Event of Default" shall have the meaning set forth in Section 8.1 hereof.

            "Fixed Rate" shall mean an interest rate based on the five (5) year swap rate published by Bloomberg Financial as the mid-price "USSWAP 5 Index."

            "Floating Rate" shall mean an interest rate based on the (1) month London Interbank Offered Rate ("LIBOR"), as published by the Wall Street Journal in its "Money Rates" section.

            "Guarantor" shall mean with respect to the Revolving Loan or any Term Loan, any person or business organization that has delivered to TMCC, or in accordance with the terms of this Agreement is required to deliver to TMCC, a Guaranty with respect to the Revolving Loan or such Term Loan pursuant to Article IV hereof.


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

            "Guaranty" shall mean any Continuing and Irrevocable Guaranty delivered to TMCC pursuant to Article IV hereof, including any amendments thereto or restatements or modifications thereof.

            "Indebtedness" means, without duplication (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than indebtedness or liability for borrowed money deferred for a period of six months or less from the date of incurrence or trade payables entered into in the ordinary course of business on ordinary terms); (iii) all non-contingent reimbursement or payment obligations with respect to letters of credit, bankers acceptances, surety bonds and similar instruments; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) net obligations under an interest rate swap agreement or similar rate swap master agreement;
      (vi) all indebtedness created or arising under any conditional sale or other title retention agreement (excluding any operating lease), or incurred as financing, in either case with respect to property acquired by Borrower; (vii) all obligations with respect to leases which shall have been, or in accordance with generally accepted accounting principles, should be recorded as capital leases; (viii) all obligations with respect to so-called synthetic, off-balance sheet or tax retention lease; (ix) all indebtedness referred to in clauses (i) through (viii) above secured by any Lien upon or in property owned by Borrower, even though Borrower has not assumed or become liable for the payment of such Indebtedness; and
      (ix) all liabilities in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (ix) above for which Borrower is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss. For purposes of this Agreement, the Indebtedness of Borrower shall include all recourse Indebtedness of any partnership or joint venture formed as a partnership where Borrower is a general partner or is otherwise liable for the Indebtedness of such partnership or joint venture.

            "Lien" shall mean any security interest, mortgage, deed of trust, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Deeds of Trust, the Assignments of Leases, the Tenant Agreements, the UCC Financing Statements, the Environmental Indemnifications, and such other documents, instruments and agreements that may be executed by Borrower or at Borrower's direction pursuant to this Agreement and delivered to TMCC pursuant to Section 3.1 and Article IV hereof.

            "Loan Value" shall mean with respect to a Property, (i) one hundred percent (100%) for Toyota or Lexus dealerships; or (ii) ninety (90%) for non-Toyota dealerships, in each case of the appraised value of such real property based upon the MAI appraisal delivered to TMCC pursuant to
      Section 3.1 hereof.


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

            "Material Adverse Change" shall have the meaning set forth in
      Section 5.2 hereof.

            "Maturity Date" shall mean (i) in respect of the Advances, May 10, 2005 and (ii) in respect of a Term Loan, the date that is sixty (60) months after the Conversion Date for such Term Loan, or such later date as may be established in accordance with Section 2.2 hereof.

            "Note" shall mean any Promissory Note delivered to TMCC pursuant to pursuant to Article IV hereof, including any amendments thereto or restatements or extensions thereof.

            "Permitted Liens" shall have the meaning set forth in Section 6.8 hereof.

            "Property" shall mean, collectively, (i) all real property and all buildings, structures and improvements located thereon or hereafter to be constructed thereon including, any and all fixtures, machinery, equipment, building materials, appurtenances, or accessories to the extent described in a Deed of Trust, (ii) all leases of all or any portion of the foregoing described property; and (iii) all of Borrower's property located upon the foregoing described property.

            "Property Lease" shall mean with respect to a Property, any lease affecting such Property, including, without limitation, any lease between Borrower and the Dealer operating the automobile dealership on such Property, as any such leases may be amended or otherwise modified from time to time.

            "Revolving Loan" shall mean the obligation of TMCC to make Advances pursuant to Section 2.1 hereof.

            "Tenant Agreement" shall mean, collectively, the Tenant Agreements delivered to TMCC pursuant to Section 3.1 hereof, including any amendments thereto delivered to TMCC pursuant to Section 4.2 hereof.

            "Term Loan" shall have the meaning set forth in Section 2.2 hereof.

            "Term Loan Collateral" shall mean with respect to a Term Loan, the Property described in the Deed of Trust securing such Term Loan.

      1.2 Rules of Construction. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined. Reference to Loan Documents, shall include all amendments, supplements, and replacements thereto. References to specific Exhibits shall mean as attached, or intended to be attached, to this Agreement and regardless of whether they are in fact attached to this Agreement, including amendments, supplements, and replacements thereto. The Recitals to this Agreement are a part of this Agreement and are incorporated herein. The headings in this Agreement are for convenience only and shall not affect the construction hereof.


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

                                   ARTICLE II
                                   THE LOANS

      2.1 Revolving Loan.

            a. Credit Limit. Subject to the terms and conditions hereof, TMCC agrees to make revolving loans (each an "Advance") to Borrower, from time to time, during the period from the date hereof to, but not including the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Credit Limit or (ii) the Borrowing Base. The Revolving Loan described in this Section constitutes a revolving credit and within the amount and time specified, Borrower may pay, prepay and reborrow.

            b. Procedure for Advances. Subject to the terms and conditions hereof, Borrower may from time to time upon three (3) days' prior written notice to TMCC, request an Advance hereunder. Such notice (a "Borrowing Notice") shall be in a form substantially similar to Exhibit C-1 hereto, made by an authorized representative of Borrower, and transmitted to TMCC by facsimile or personal delivery in accordance with Section 9.3 hereof and shall specify, subject to the conditions of this Section, (i) the amount of the Advance (which amount shall be in an integral multiple of $10,000 and not less than $100,000), and (ii) the proposed date of borrowing (which day shall be a Business Day). Any such Borrowing Notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that as of the date of such notice the representations and warranties set forth in Article V hereof are true and correct and that no Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and is continuing. All Advances will be made by ACH, wire transfers or check, in TMCC's discretion.

            c. Interest. Borrower shall pay interest on the aggregate daily unpaid principal balance of the Advances at the Floating Rate in accordance with the terms of the Note evidencing the Advances.

            d. Repayment of Advances. If, at any time and for any reason, the aggregate unpaid principal balance of the Advances exceeds the lesser of (i) the Credit Limit or (ii) the Borrowing Base, such excess (an "Over Advance") shall be debt deemed due and owing to TMCC, and Borrower, upon TMCC's election and demand, shall immediately pay to TMCC, in cash, the amount of such Over Advance. Unless earlier terminated by TMCC pursuant to Section 8.02 hereof, the Revolving Loan shall automatically terminate on the Maturity Date, and Borrower shall repay all Advances made by TMCC to Borrower in full on such date of termination.

      2.2 Term Loan.

            a. Procedure for Term Loans. Subject to the terms and conditions hereof, Borrower may from time to time upon not less than thirty (30) days' and not more than ninety (90) days' prior written notice to TMCC, elect to convert one or more Advances into a single term loan (a "Term Loan"). Such notice (a "Conversion Notice") shall be in a form substantially similar to Exhibit C-2 hereto, made by an authorized representative of Borrower, and transmitted


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

to TMCC by facsimile or personal delivery in accordance with Section 9.3 hereof and shall specify, subject to the conditions of this Section, (i) the amount of the Advances to be converted into a Term Loan, (ii) the proposed conversion date (the "Conversion Date") and (iii) whether the Term Loan shall bear interest at the Floating Rate or the Fixed Rate. Any such Conversion Notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that as of the date of such notice the representations and warranties set forth in Article V hereof are true and correct and that no Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and is continuing.

            b. Limitations. In addition to the conditions set forth in Section
4.2 hereof, Borrower's right to elect to convert one or more Advances into a Term Loan shall on each occasion be subject to the following conditions: (i) the principal amount of the Term Loan shall not exceed the Loan Value of the Term Loan Collateral; and (ii) the Conversion Date shall be a Business Day not later than the Maturity Date of the Revolving Loan.

            e. Interest. Borrower shall pay interest on the unpaid principal balance of each Term Loan at the Floating Rate or the Fixed Rate in accordance with the terms of the Note evidencing such Term Loan.

            f. Repayment of Term Loans. Borrower shall repay the principal balance of each Term Loan in accordance with the terms of the Note evidencing such Term Loan.

            g. Maturity Date. The initial Maturity Date of each Term Loan shall be the date that is sixty (60) months after the Conversion Date. Subject to the terms and conditions hereof, Borrower may from time to time request that TMCC extend the Maturity Date of any Term Loan for an additional sixty (60) months, and may request that TMCC further extend the Maturity Date of such Term Loan for three (3) more periods of sixty (60) months each, up to a maximum term (including the original term of such Term Loan and all renewal terms) of three hundred (300) months; provided that, except as otherwise provided in this subsection g, each of the following conditions is satisfied on or before the then effective Maturity Date for such Term Loan:

                  (1) TMCC shall have received from Borrower written notice of Borrower's request to extend the Maturity Date for such Term Loan not less than one hundred eighty (180) days and not more than two hundred seventy
      (270) days prior to the then effective Maturity Date for such Term Loan;

                  (2) No Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute a Event of Default, has occurred and is continuing either as of the date of the notice delivered by Borrower pursuant to clause (1) above or on the then effective Maturity Date for such Term Loan;

                  (3) Borrower's request to extend the Maturity Date of such Term Loan shall have received credit approval from TMCC, in TMCC's sole discretion;


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

                  (4) TMCC shall have received such endorsements (or commitments to issue same) to each mortgagee's policy of title insurance insuring the lien of the Deed(s) of Trust securing such Term Loan as TMCC may reasonably request;

                  (5) TMCC shall have received evidence satisfactory to it that the term of each Property Lease affecting Property comprising the Term Loan Collateral has been extended to a date no earlier than the date that is sixty (60) months after the extended Maturity Date for such Term Loan;

                  (6) Borrower and each Guarantor of such Term Loan shall have executed and delivered to TMCC, or caused to be so executed and delivered, such additional documentation relating to such Term Loan as TMCC may require, subject to TMCC's sole discretion; and

                  (7) TMCC shall have received from Borrower payment for expenses (including without limitation title insurance costs and attorneys' fees) incurred by TMCC in connection with extending the Maturity Date of such Term Loan plus such additional amounts as shall constitute the TMCC's reasonable estimate of additional expenses, incurred or to be incurred by it through the closing of such extension.

Upon the satisfaction of the conditions set forth in this subsection g, the term "Maturity Date" when used with reference to the Term Loan specified by Borrower in the notice delivered pursuant to clause (1) above shall be the date that is sixty (60) months after the effective Maturity Date for such Term Loan as of the date of such notice, and the Note evidencing such Term Note and each other Loan Document containing a reference to such Maturity Date shall be amended to mean the Maturity Date of such Term Loan as extended by this subsection g.

      2.3 Credit for Payments. The receipt of any payment by TMCC shall not be considered a payment on account until same is honored when presented for payment.

      2.4 Monthly Statements. TMCC shall provide Borrower with monthly statements of the outstanding sums due and owing by Borrower to TMCC under the Notes. In the absence of manifest error, such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and TMCC unless, within thirty (30) days after delivery thereof to Borrower, Borrower shall deliver to TMCC, by written objection thereto specifying the error or errors, if any, contained in any such statement.

                                   ARTICLE III
                          SECURITY INTEREST; COLLATERAL

      3.1 Collateral. As security for the obligations of Borrower under the Loan Documents, Borrower has or will grant to TMCC a first (except as otherwise agreed to in writing by TMCC) and prior continuing lien on all Property (including, without limitation, all Eligible Property) covered by a Deed of Trust (collectively, the "Collateral"). Without limiting the foregoing, the following shall be conditions precedent to any Property becoming an Eligible
Property:


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

            a. Appraisal. TMCC shall have received an MAI appraisal (from an appraiser as shall be selected by Borrower and TMCC) regarding such Property;

            b. Documentary Conditions. Borrower shall have executed and delivered, or caused to be executed and delivered, security documents with respect to such Property in form and substance satisfactory to TMCC and its counsel, as follows:

                  (1) Deed of Trust. One or more recordable deeds of trust or mortgages, in form and substance acceptable to TMCC, granting to TMCC a first priority lien in such Property as security for the Advances subject only to such exceptions as TMCC may expressly approve in writing, in its sole discretion;

                  (2) Assignment of Leases. If required by TMCC, one or more recordable Assignments of Rents and Leases, satisfactory to TMCC (which may be incorporated within a Deed of Trust);

                  (3) Tenant Agreement. If required by TMCC, a recordable Subordination, Nondisturbance and Attornment Agreement, satisfactory to TMCC, from any tenant thereof; and

                  (4) Environmental Indemnification. If required by TMCC, an Agreement and Indemnification concerning Hazardous Materials executed by Borrower and satisfactory to TMCC.

            c. Title Insurance. An ALTA extended coverage mortgagee's policy of title insurance in an aggregate amount not less than the Credit Limit issued by a title company or companies satisfactory to TMCC, insuring the lien of the Deed of Trust specified in preceding subparagraph b (1) to be first priority liens upon such Property as security for the Advances subject only to such exceptions as TMCC may expressly approve in writing; and

            d. Environmental Report. TMCC shall have received a Phase I environmental report regarding such Property to be satisfactory to TMCC.

      3.2 Pledge of Additional Collateral. Borrower shall have the right to add additional Property to the pool of Collateral and, subject to the conditions set forth in Section 3.1 hereof, to increase the Borrowing Base by the Loan Value of such Property.

      3.3 Release of Collateral. Borrower shall have the right to sell or otherwise request the release of Property(ies) comprising the Collateral and obtain a partial reconveyance, satisfaction or release of security documents from TMCC with respect to such Collateral; provided that (i) no Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and is continuing or would result therefrom, (ii) in the case of Collateral securing the Advances, the Borrowing Base shall be reduced by the Loan Value of the Eligible Property sold or released, and (iii) in the case of Collateral securing a Term Loan, such Term Loan shall have been, or concurrent with such sale or release shall be, repaid in full.


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

      3.4 Termination of Revolving Loan. Upon repayment in full of all Advances and termination of the Revolving Loan, TMCC will release its security interest in the Collateral except for such Collateral as is security for outstanding Term Loans or other obligations of Borrower to TMCC.

                                   ARTICLE IV
                                   CONDITIONS

      4.1 Conditions Precedent to Initial Advance. In addition to the conditions set forth in Section 4.3 hereof, the effectiveness of this Agreement and the extension of financial accommodations to Borrower by TMCC hereunder are subject to the fulfillment of the following conditions:

            a. Borrower Conditions. Borrower shall execute (by its authorized officers) and deliver to TMCC, or cause to be issued or executed by third parties and delivered to TMCC, all documents requested by TMCC, in form and content acceptable to TMCC and its counsel, including but not limited to the following:

                  (1) Loan Agreement. This Agreement;

                  (2) Promissory Note. A Note in a form substantially similar to Exhibit A-1 hereto;

                  (3) Evidence of Authorization. (i) Copies of such charter documents of Borrower, and of such resolutions of Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is or is to become a party pursuant hereto, and (ii) such evidence of Borrower's continuing existence and good standing, as TMCC may require; and

                  (4) Other Documents. Such other documents as TMCC may require from time to time.

            b. Guarantor Conditions. Each Dealer operating an automobile dealership on any Property comprising the Collateral shall have executed and delivered, or caused to be executed and delivered, loan documentation in form and substance satisfactory to TMCC and its counsel, as follows:

                  (1) Guaranty. A Continuing and Irrevocable Guaranty in a form substantially similar to Exhibit C-1 hereto with appropriate insertions, pursuant to which such Dealer shall guaranty the payment of the Advances in an amount equal to the Loan Value of the Property(ies) comprising the Collateral on which such Dealer operates an automobile dealership; and

                  (2) Evidence of Authorization. (i) Copies of such charter documents of such Dealer, and of such resolutions of such Dealer authorizing the execution, delivery and performance of the Loan Documents to which it is or is to become a party pursuant hereto,


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

      and (ii) such evidence of such Dealer's continuing existence and good standing, as TMCC may require.

            c. Collateral Conditions. Receipt by TMCC of evidence satisfactory to it that (1) each of the conditions described in Section 3.1 hereof for the Property(ies) comprising the Collateral have been satisfied, including, without limitation, each Eligible Property and (2) all Liens against the Collateral have been released (except such as are accepted by TMCC in writing) and that TMCC will obtain a perfected first priority lien (unless otherwise agreed by TMCC in writing) against the Collateral as security for the Advances upon the disbursement of the initial Advance.

            d. Costs and Expenses. TMCC shall have received from Borrower payment for expenses (including without limitation title insurance costs and attorneys' fees) incurred by TMCC in connection with the preparation of the Loan Documents and closing the transactions contemplated hereby and thereby plus such additional amounts as shall constitute the TMCC's reasonable estimate of additional expenses, incurred or to be incurred by it through the closing proceedings for the initial Advance.

      4.2 Conditions Precedent to Each Term Loan. The following shall be conditions precedent to each Term Loan:

            a. Borrower Conditions. Borrower shall execute (by its authorized officers) and deliver to TMCC, or cause to be issued or executed by third parties and delivered to TMCC, all documents requested by TMCC, in form and content acceptable to TMCC and its counsel, including but not limited to the following:

                  (1) Promissory Note. A Note in a form substantially similar to Exhibit A-2 hereto with appropriate insertions;

                  (2) Evidence of Authorization. (i) Copies such resolutions of Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is or is to become a party pursuant hereto, and (ii) such evidence of Borrower's continuing existence and good standing, as TMCC may require;

                  (3) Deed of Trust. A recordable deed of trust or mortgage, satisfactory to TMCC, or a recordable amendment to an existing Deed of Trust, in each case in form and substance acceptable to TMCC covering the Term Loan Collateral granting to TMCC a first priority lien as security for the Term Loan subject only to such exceptions as TMCC may expressly approve in writing, in its sole discretion;

                  (4) Assignment of Leases. If required by TMCC, a recordable Assignment of Rents and Leases (which may be incorporated within a Deed of Trust), or a recordable amendment to an existing Assignment of Rents and Leases, in each case satisfactory to TMCC;

                  (5) Title Insurance. An ALTA extended coverage mortgagee's policy of title insurance, or an endorsement to an existing ALTA extended coverage mortgagee's policy of title insurance, in each case on the Term Loan Collateral in an aggregate amount


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

      not less than the principal amount of the Term Loan issued by a title company or companies satisfactory to TMCC, insuring the lien of the Deed(s) of Trust securing the Term Loan to be first priority liens upon such Collateral as security for the Term Loan subject only to such exceptions as TMCC may expressly approve in writing; and

                  (5) Other Documents. Such other documents as TMCC may require from time to time.

            b. Guarantor Conditions. Each Dealer that operates an automobile dealership on any Property comprising the Term Loan Collateral shall have executed and delivered, or caused to be executed and delivered, loan documentation in form and substance satisfactory to TMCC and its counsel, as follows:

                  (1) Guaranty. A Continuing and Irrevocable Guaranty in a form substantially similar to Exhibit C-2 hereto with appropriate insertions, pursuant to which such Dealer shall guaranty the payment of the Term Loan; and

                  (2) Evidence of Authorization. (i) Copies of such resolutions of such Dealer authorizing the execution, delivery and performance of the Loan Documents to which it is or is to become a party pursuant hereto, and
      (ii) such evidence of such Dealer's continuing existence and good standing, as TMCC may require.

            c. Collateral Conditions. Receipt by TMCC of evidence satisfactory to it that all Liens against the Term Loan Collateral have been released (except such as are accepted by TMCC in writing) and that TMCC will obtain a perfected first priority lien (unless otherwise agreed by TMCC in writing) against the Term Loan Collateral as security for the Term Loan.

            d. Costs and Expenses. TMCC shall have received from Borrower payment for expenses (including without limitation title insurance costs and attorneys' fees) incurred by TMCC in connection with closing the transactions contemplated by this Section plus such additional amounts as shall constitute the TMCC's reasonable estimate of additional expenses, incurred or to be incurred by it through the closing of such transactions.

      4.3 Conditions Precedent to Each Advance and Term Loan. The following shall be conditions precedent to all Advances and Term Loans, including the Advances made pursuant to Section 4.1 above and Term Loans made pursuant to
Section 4.2 above:

            a. Representations and Warranties. As of the date any Advance or Term Loan is made hereunder, the representations and warranties set forth in
Article V hereof shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

            b. No Default. No Event of Default has occurred and is continuing or would result from such Advance or Term Loan, and no event has occurred and be continuing which with the giving of notice or passage of time or both would become an Event of Default hereunder.


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

            c. Other Documents. Such other documents and instruments, including assignments, releases, subordination and intercreditor agreements, security agreements, certificates, and the like, as TMCC shall request in order to perfect, protect, obtain and maintain a first priority security interest in the Collateral and to carry out and effectuate this Agreement or the other Loan Documents.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      Borrower makes the following representations and warranties to TMCC on the date hereof and at the time any Advance or Term Loan is made, and with respect to such Advance or Term Loan. TMCC shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to TMCC or its officers, employees, agents, attorneys or other advisors:

      5.1 Corporate Action. Borrower has the power and authority to engage in the transactions contemplated by this Agreement and if applicable, all actions, corporate or otherwise, have been taken which are necessary to authorize the execution, delivery and performance of this Agreement, the Note(s) and each of the Loan Documents to which it is a party. This Agreement and the Loan Documents, and actions contemplated thereby, constitute valid and legally binding obligations of Borrower enforceable in accordance with their respective terms.

      5.2 No Disputes or Defaults. There are no disputes, offsets or adverse claims in connection with or arising out of any of the Collateral or other security assigned or to be assigned to TMCC of which Borrower has knowledge which have not been disclosed to TMCC in writing. No event or condition is continuing which constitutes, or with notice or lapse of time would constitute, a default or an Event of Default. There is no action, suit or proceeding pending or threatened against Borrower which would result in a material adverse change in the business, assets or financial condition of Borrower ("Material Adverse Change") or of Borrower's rights or duties hereunder or under the other Loan Documents. Borrower has filed all tax returns required to be filed by it or obtained extensions, and is not in default in the payment of any taxes levied against the Property or any of its other assets which could result in a Material Adverse Change. Borrower is not in default in any material way in respect to an obligation under any applicable law, judgment, order, writ, injunction, decree, rule or other regulation of any court, administrative agency, or other governmental authority to which it may be subject which could result in a Material Adverse Change. Borrower is not in violation of any term or provision of its charter articles of incorporation or organization, by-laws or operating agreement which could result in a Material Adverse Change. Neither the execution and delivery, nor the performance of and compliance with this Agreement or any other document or action required by Borrower pursuant to this Agreement will result in the breach or default under any agreement, obligation, order or undertaking by which Borrower, or its property is bound or affected which could result in a Material Adverse Change.

      5.3 Financial Accuracy. No certificate, financial statement, schedule or any other statement made or furnished to TMCC by or on behalf of Borrower in connection with this

Agreement or any other Loan Document contains or will contain any materially untrue statement of fact or omits any material fact. All financial statements provided to TMCC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis to prior periods and accurately and completely represent the financial conditions of Borrower as of their respective dates in all material respects. There are no facts known to Borrower which have not been disclosed in writing to TMCC which materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise), affairs, or prospects of Borrower.

      5.4 Notice of Default. Borrower shall give prompt written notice to TMCC of all Events of Default under any of the terms or provisions of this Agreement or any other agreement entered into between Borrower and any other lender which has a materially adverse effect on Borrower's financial condition or operation, material changes in ownership, material litigation (not covered by insurance), or any other matter which has resulted or might reasonably be expected to result in a Materially Adverse Change. Borrower shall authorize any creditor with which a default exists to release all pertinent financial or other information concerning such default to TMCC.

      5.5 Environmental Quality. Borrower has complied with all applicable Environmental Laws in all material respects. Neither Borrower nor any Collateral is under any investigation related to it by any state or federal agency designated to enforce said Environmental Laws nor is any such investigation threatened.

      5.6 Good Title. Borrower has good and marketable title to any and all Collateral and Property and other security granted by it to TMCC, which shall be free from any other mortgage, pledge, lien, security interest, lease, encumbrance or charge. If the interest of Borrower in any Property is threatened for any reason, Borrower authorizes TMCC to take all necessary steps for the defense of such interests, including employment of counsel and the compromise and discharge of said claims, and Borrower agrees to reimburse TMCC for all reasonable costs, including attorneys' fees, incurred in connection therewith, and any costs and fees incurred shall be repaid by Borrower on demand and bear interest from the date incurred until repaid by Borrower at the default rate set forth in the Note evidencing the Advances.

      5.7 Leases. Borrower has delivered to TMCC a true and correct copy of and each Property Lease affecting any of the Property(ies) comprising the Collateral, including all amendments thereto, as currently in full force and effect. There currently exists no default under any such Property Lease(s). The Property Lease(s) contains the full agreement of the parties thereto with respect to the subject matter thereof.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that so long as TMCC shall have any obligation to extend financial accommodations to Borrower hereunder, and until payment in full of all amounts owed by Borrower to TMCC hereunder and under the other Loan Documents, Borrower agrees to do all of the following unless TMCC shall otherwise consent in writing:

      6.1 Maintenance of Existence. To maintain and preserve its existence, good standing, assets and all rights and other authority in each jurisdiction necessary for the conduct of its business. Borrower shall not change its business organization, liquidate, dissolve or enter into any consolidation, merger or other combination in which its separate entity shall cease to exist without the prior written consent of TMCC. Borrower shall not permit any transfer of ownership or control, in whole or in part, without the prior written consent of TMCC.

      6.2 Taxes, Assessments and Other Charges. To duly and promptly pay and discharge all taxes, assessments and governmental and other charges, levies or claims which if unpaid might become a lien or a charge upon the property, assets or earnings of Borrower, except such as are being diligently contested in good faith and by the appropriate proceedings or bonded over.

      6.3 Laws. To comply in all material respects with all material federal, state and local statutes, regulations, ordinances, and requirements affecting the ownership of its property and conduct of its business.

      6.4 Subordination. To subordinate to the lien of TMCC any obligations owed by Borrower to its principals, owners or officers.

      6.5 Maintain Collateral. To maintain the Collateral in good condition and repair, reasonable wear and tear excepted, and permit TMCC to inspect the Collateral at any time during regular business hours.

      6.6 Payment of Obligations. To pay as part of the indebtedness secured hereby and by the other Loan Documents all amounts with interest thereon paid by TMCC for taxes (other than TMCC's income or franchise taxes), levies, insurance, repairs to or maintenance of the Collateral and Property after TMCC's taking possession of, disposing of or preserving the Collateral or Property after any default under the Loan Documents.

      6.8 Environmental Matters. Borrower covenants, represents and agrees as follows:

            a. Hazardous Materials and Environmental Control Laws. All Environmental Laws will continue to be complied with by Borrower in all material respects. Borrower has not received notice of any violation of any Environmental Laws and is not under any investigation by any state or federal agency designated to enforce said laws and regulations. Borrower shall not cause or permit the (i) violation of any law relating to industrial hygiene or environmental conditions in connection with any Property, including soil and ground water conditions; (ii) use, generation, or storage of any hazardous materials on, under, or about any Property, except in accordance with all applicable laws; or (iii) manufacture or disposal of any hazardous materials on, under, or about any Property, except in accordance with all applicable laws.

            b. Hazardous Materials Indemnification. Borrower shall indemnify TMCC and hold TMCC and its assigns, agents, attorneys, successors, affiliates, subsidiaries, and parent companies, officers, directors, shareholders, and representatives, harmless from and against all loss, penalty, liability, damage, and expenses suffered or incurred by TMCC (whether as holder of any Deed of Trust, as beneficiary in possession, or as successor-in-interest, or holder of interest in any

Property by virtue of foreclosure or acceptance of a deed in lieu of foreclosure or otherwise) relating to or arising out of (i) the presence of hazardous materials on, under, or about such Property; (ii) any hazardous materials affecting such Property or any contiguous real estate owned by Borrower, including any loss of value of such Property as a result of the presence of hazardous materials; or (iii) any other matter affecting the Property within the jurisdiction of the government of the United States or any State or any political subdivision of any thereof or any department, agency or regulatory authority with authority to enforce any Environmental Law, which loss, penalty, liability, damage, and expense shall include, but not be limited to (A) court costs, attorneys' fees, and expense disbursements through and including appellate court proceedings, (B) all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of hazardous materials by Borrower,or any prior owner or operator of the Property, (C) the cost of any required or necessary investigation, repair, buried tank removal, clean-up, or detoxification of any Property, and (D) the cost of preparation of any disclosure or other plans required under any hazardous waste or buried tank law or regulation necessary prior to the transfer of any Property.

      6.9 Insurance. To maintain at its expense insurance on all Collateral and Property in an amount and upon such terms and covering such risks as are acceptable to TMCC.

      6.10 Financial Statements. To furnish or cause to be furnished to TMCC:

            a. Within ninety (90) days after the last day of each fiscal year of the Borrower, audited financial statements including income and statements of changes in financial position for such year and balance sheets as of the end of such year presented and prepared on a consistent basis and in accordance with generally accepted accounting principles and in form satisfactory to TMCC.

            b. Within forty-five (45) days after the last day of each fiscal quarter, unaudited statements of income, changes in financial position for such fiscal quarter and balance sheets as of the end of such fiscal quarter of the Borrower, in a form satisfactory to TMCC accompanied in each case by a certificate of an officer stating that said financial statements are true and correct and in all material respects and fairly present the financial condition and results of operations of Borrower at the date thereof of for the period then ended.

      6.11 Notices. To promptly give TMCC notice of:

            a. The occurrence of any Event of Default;

            b. Any litigation of proceeding affecting Borrower or any of its Affiliates that could have a Material Adverse Change; or

            c. A Material Adverse Change.

      6.12 Use of Proceeds. To use the proceeds of each Advance for acquisitions of real property related to the operation of an automobile dealership.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      Borrower covenants and agrees that so long as TMCC shall have any obligation to extend financial accommodations to Borrower hereunder, and until payment in full of all amounts owed by Borrower to TMCC hereunder and under the other Loan Documents, Borrower will not, directly, or indirectly do any of the following unless TMCC shall otherwise consent in writing:

      7.1 Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination.

      7.2 Liens. Create, incur, assume or suffer to exist, any Lien, individually or in the aggregate, upon the Collateral or permit any Affiliate to do so except (i) Liens in favor of TMCC, (ii) Liens specified on Schedule 6.8 ("Permitted Liens"), (iii) such Liens as TMCC may expressly approve in writing, in its sole discretion, and (iv) liens or charges for current taxes or assessments that are not delinquent or that remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; provided that the Borrower shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with generally accepted accounting principals, consistently applied.

      7.3 Sale of Assets. Sell, lease, transfer, exchange or otherwise dispose of any part of its interest in the Collateral or any Property without the prior written consent of TMCC except for sale of inventory in the ordinary course of business.

      7.4 Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable, in respect of any Indebtedness, exceeding $100,000 individually or in the aggregate, except:

            a. The obligations of Borrower to TMCC hereunder; and

            b. The Indebtedness reflected in Borrower's balance sheet at December 31, 2002, and all extensions and renewals thereof.

      7.5 Change of Control. Suffer or permit a change of Control of Borrower, or permit the sale or transfer of any significant assets other than in the ordinary course of business.

                                  ARTICLE VIII
                     EVENTS OF DEFAULT AND CERTAIN REMEDIES

      8.1 Events of Default. Any one or more of the following shall constitute an Event of Default by Borrower under this Agreement:

            a. Failure to Pay any Obligation. Borrower's failure to make any payment, pursuant to the terms of any Note or this Agreement, of the principal or interest on the Revolving Loan, any Term Loan or any other amount payable hereunder or thereunder, or default by Borrower in the payment of any other indebtedness or obligation of such person to TMCC, whether now existing or hereafter arising, such failure not having been cured within ten (10) days of its due date.

The cure of such default shall not excuse or limit Borrower's obligation to pay interest and late charges which shall continue to accrue until paid in full.

            b. Breach of Representation or Warranty. Any representation, warranty or statement made by Borrower to TMCC shall prove to have been false or misleading in any respect when made or deemed made.

            c. Default in Agreements. Borrower fails to discharge any other obligation of due performance, or to observe any material covenant or condition of this Agreement, the Deeds of Trust, any other Loan Document, or any other agreement or arrangement between Borrower and TMCC, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which written notice thereof shall have been given to Borrower by TMCC or (ii) the date upon which a responsible officer of Borrower knew or reasonably should have known of such failure.

            d. Guarantor Default. Any Guarantor revokes or attempts to revoke any Guaranty to which such Guarantor is a party or fails to discharge any obligation of due performance, or to observe any material covenant or condition of any Guaranty to which such Guarantor is a party, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which written notice thereof shall have been given to such Guarantor by TMCC or (ii) the date upon which a responsible officer of such Guarantor knew or reasonably should have known of such failure.

            e. Attachment, Execution. The levy of any attachment, execution or other like process in an amount in excess of One Hundred Thousand Dollars ($100,000) against any of Borrower's property, unless within thirty (30) days thereof, such attachment, execution or process is released, Borrower provides a bond acceptable to TMCC, or substitute collateral is provided and accepted consistent with the terms hereof.

            f. Abandonment. Borrower shall abandon or vacate any of the Collateral for more than thirty (30) days.

            g. Bankruptcy. Borrower or any person (including any Guarantor) obligated to pay any part of the indebtedness evidenced, governed or secured by the Note(s), this Agreement or any other document, instrument or agreement executed in connection herewith:

                  (1) does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                  (2) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or

                  (3) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within thirty (30) days of its commencement, or
      (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief, or (iv) consents thereto; or

                  (4) conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated or bonded over within sixty (60) days from the date thereof; or

                  (5) has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of the Collateral or any other of its property or has any court take jurisdiction of any other of its property which continues for a period of thirty (30) days (except where a shorter period is specified in the following subparagraph (6)); or

                  (6) fails to have discharged or bonded over within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any property of such person; or

                  (7) fails to pay promptly any final money judgment entered against it exceeding $25,000 against such person unless covered by insurance.

            h. Leases. Without the prior written consent of TMCC, amends (or suffers the termination of) any Property Lease or enters into any lease of part or all of the Collateral other than a Property Lease.

            i. Deterioration. TMCC reasonably determines that the condition of any material portion of the Collateral has deteriorated to such a degree that it impairs the security of TMCC therein.

            j. Foreclosure. The holder of any lien, security interest or assignment on any Property institutes foreclosure or other proceedings or takes other action for the enforcement of its remedies thereunder.

            k. Impairment. Reasonable belief by TMCC that the prospect of payment or performance of any obligation under any of this Agreement or any of the Loan Documents is materially impaired.

            l. Financial Condition. The occurrence and continuance of any Material Adverse Change in the financial condition of Borrower.

      8.2 REMEDIES UPON DEFAULT. Upon the occurrence of one or more of the Events of Default as set forth above, unless all such Events of Default shall have been cured within the time provided, or waived in writing by TMCC, all amounts outstanding under this Agreement and the Notes shall, at the option of TMCC, without presentment, demand, protest or notice of acceleration, notice of intent to accelerate or notice of any kind (all of which are hereby expressly waived), be immediately due and payable, anything herein or in the Note(s) or other agreement to the contrary notwithstanding, and TMCC may enforce, but shall not be obligated to enforce, payment of all obligations and liabilities of Borrower under this Agreement by taking (without limitation) any or all of the following actions:

            a. Declare all obligations owing by Borrower to TMCC, whether evidenced by this Agreement, the Note(s), or otherwise, immediately due and payable;

            b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and TMCC;

            c. Terminate this Agreement as to any future liability or obligation of TMCC, but without affecting TMCC's rights and security interest in the Collateral and without affecting the obligations owing by Borrower to TMCC;

            d. Without notice to or demand upon Borrower, make such payments and do such acts as TMCC considers necessary or reasonable to protect its security interest in the Collateral and the Property. Borrower agrees to assemble the Collateral if TMCC so requires, and to make the Collateral available to TMCC as TMCC may designate. Borrower authorizes TMCC to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien (other than Permitted Liens or Liens approved by TMCC in writing), which in the opinion of TMCC appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

            e. Sell the Collateral at either public or private sales, or both, for cash or on terms, in such manner and at such places (including at Borrower's premises) as is commercially reasonable in the determination of TMCC and in accordance with applicable law. TMCC may bid (by credit bidding or in any other permitted way) and purchase at any public sale. It is not necessary that the Collateral be present at any such sale;

            f. TMCC shall provide, as required by law, notice of the disposition of the Collateral, unless such notice shall have been waived by Borrower;

            g. Foreclose on the Collateral, in whole or in part, and exercise its rights under the Assignments of Rents and Leases and the Deeds of Trust;

            h. Borrower shall pay all costs and expenses incurred by TMCC in connection with TMCC's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by TMCC;

            j. After disposition of the Collateral, any deficiency which exists as provided above will be paid immediately by Borrower to TMCC, and any excess which exists will be returned to Borrower by TMCC, without interest and subject to the rights of third parties;

provided, however, that upon the occurrence of one or more of the other Events of Default set forth in subsection g of Section 8.1 hereof, any obligation of TMCC to extend financial accommodations to Borrower hereunder shall immediately terminate and all amounts outstanding under this Agreement and the Notes shall be immediately due and payable without presentment, demand, protest or notice of acceleration, notice of intent to accelerate or notice of any kind (all of which are hereby expressly waived).

      8.3 Rights and Remedies, Generally. TMCC's rights and remedies under this Agreement and all other agreements shall be cumulative. TMCC shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by TMCC of one right or remedy shall be deemed an election, and no waiver by TMCC of any Event of Default shall be deemed a continuing waiver. No delay by TMCC shall constitute a waiver, election or acquiescence by it.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Waivers. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of default (except as required hereunder), nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all Collateral or guarantees at any time held by TMCC on which Borrower may in any way be liable. Except for the gross negligence or willful misconduct of TMCC, TMCC shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

      9.2 Warranties, Representations and Agreements, Renewed and Cumulative. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by TMCC regardless of any investigation made or information possessed by TMCC unless Borrower has notified TMCC in writing of any change in such warranty, representation or agreement. The warranties, representations, covenants, and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations, covenants, and agreements which Borrower shall give or cause to be given, to TMCC, either now or hereafter.

      9.3 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement must be in writing, sent regular United States mail, postage prepaid, express mail, or electronically with receipt confirmation, addressed to Borrower or to TMCC at the following address:

      TMCC:

      Toyota Motor Credit Corporation
      19001 So. Western Avenue
      P.O. Box 2958
      Torrance, CA 90509-2958
      Attention: Vice President Operations

      BORROWER:

      Lithia Real Estate, Inc.
      360 East Jackson Street
      Medford, OR 97501
      AttnBill Greenstein

      9.4 Attorneys Fees and Costs and Other Expenses. Borrower agrees to pay to TMCC, on demand, reasonable attorneys' fees and all other costs and expenses, including but not limited to costs associated with the sale or other collection or disposition of the Collateral by TMCC, which may be incurred by TMCC in the collection or attempted collection from Borrower of any and all amounts due under this Agreement and the Note(s) and/or in the interpretation, enforcement or attempted enforcement by TMCC, or amendment or workout, of this Agreement or the Note(s) or any Lien on the Collateral and Property(ies), including, but not limited to, proceedings in any bankruptcy or other insolvency case or other proceeding affecting Borrower or any guarantor of the obligations hereunder this Agreement, the Note(s) and/or the Collateral therefor, in any manner, whether or not legal proceedings or suit are instituted, together with interest thereon at the rate specified in the Note(s).

      9.5 Assignment. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any other Loan Document or any rights hereunder or thereunder without TMCC's prior written consent and any prohibited assignment shall be absolutely void.

      9.6 Indemnity. Borrower agrees to indemnify and hold harmless TMCC, its parent corporation and subsidiaries and their respective directors, officers, shareholders, employees, agents, servants, successors and assigns, from any cost, loss, liability or expense, including reasonable attorney fees, which result from the security interest held by TMCC in the Collateral, except for claims or liabilities arising from the gross negligence or willful misconduct of TMCC or its representatives.

      9.7 Merger; No Oral Effect. This Agreement cannot be changed or terminated orally and amended only in writing signed by all parties hereto. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

      9.8 Choice of Law and Venue. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Oregon. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state or federal courts sitting in Portland, Multnomah County, Oregon. Borrower and TMCC each waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

      9.9 JURISDICTION AND VENUE. BORROWER HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND OF THE STATE IN WHICH THE COLLATERAL IS LOCATED, AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OREGON, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF BORROWER'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS NOTE, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

      9.10 JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, BORROWER AND TMCC HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY TO ANY ACTION BROUGHT BY TMCC, BORROWER OR ANY THIRD PERSON ARISING UNDER THIS AGREEMENT, THE NOTE(S), AND ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH, INCLUDING, WITHOUT LIMITATION, ANY ACTION BASED UPON FRAUD, NEGLIGENCE, BREACH OF CONTRACT, WASTE, INTENTIONAL TORT OR NEGLIGENT TORT. BORROWER AND TMCC AGREE THAT SUCH ACTION SHALL BE TRIED BY THE COURT ONLY AND FURTHER AGREE TO EXECUTE AND TO FILE WITH ANY COURT IN WHICH ANY SUCH ACTION IS COMMENCED, ANY DOCUMENTS OR INSTRUMENTS NECESSARY TO EVIDENCE OR TO EFFECTUATE THIS WAIVER OF TRIAL BY JURY.


                                                            ____________________
                                                            BORROWER'S
                                                            INITIALS


                                                            ____________________
                                                            TMCC'S
                                                            INITIALS

      9.11 Construction of Agreement. This Agreement is the product or negotiations between the parties. The interpretation and/or enforcement is not to be more strongly in favor of one party or the other. This Agreement and the other Loan Documents have been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

      9.12 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      9.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original as against any party who signed it, and all of which shall constitute one and the same document

      9.14 When Agreement Is Effective. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by TMCC.

      IN WITNESS WHEREOF, Borrower and TMCC have executed and delivered this Agreement as of the date first indicated above.

                                             BORROWER:


                                             LITHIA REAL ESTATE, INC., an Oregon
                                             corporation

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                             TMCC:

                                             TOYOTA MOTOR CREDIT CORPORATION, a
                                             California corporation

                                             By: /s/ David Pelliccioni
                                                --------------------------------
                                             Name: David Pelliccioni
                                             Title: Group Vice President

Exhibits:

Exhibit A-1 Promissory Note (Revolving Loan)
Exhibit A-2 Promissory Note (Term Loan)
Exhibit B-1 Guaranty Agreement (Revolving Loan)
Exhibit B-2 Guaranty Agreement (Term Loan)
Exhibit C-1 Borrowing Notice
Exhibit C-2 Conversion Notice

                                   Exhibit A-1

                      AMENDED AND RESTATED PROMISSORY NOTE
                                (Revolving Loan)

$40,000,000                                                         May 10, 2002

      FOR VALUE RECEIVED, the undersigned, Lithia Real Estate, Inc., an Oregon corporation (the "Borrower"), promises to pay to Toyota Motor Credit Corporation, a California corporation ("TMCC"), or its order, at 19001 So. Western Avenue, P.O. Box 2958, Torrance, California 90509-2958, on May ___, 2005 (the "Maturity Date") the unpaid principal balance of all Advances made by TMCC under this Note, in a maximum amount not to exceed Forty Million Dollars ($40,000,000) together with interest thereon as provided in this Promissory Note (the "Note").

      This Note is issued under and is subject to the terms of that certain Amended and Restated Loan And Security Agreement of even date herewith (as amended or otherwise modified from time to time, the "Loan Agreement"), executed by Borrower and TMCC. The Loan Agreement contains terms upon which the Advances are made and this Note is issued. In the event of any inconsistency or conflict between the terms of this Note and the terms of the Loan Agreement, the terms of this Note shall control. Capitalized terms used in this Note which are not defined herein have the meanings set forth in the Loan Agreement. This Note is subject to acceleration upon the terms provided herein and in the Loan Agreement.

      This Note amends, restates and continues that certain Amended and Restated Revolving Note Secured by Deed of Trust made by Borrower in favor of TMCC dated July 2, 2001 in the amount of Eighteen Million Dollars ($18,000,000) (the "Prior Note"). The indebtedness evidenced by the Prior Note has not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such indebtedness.

      1. Interest. The Advances evidenced by this Note shall bear interest at a per annum rate two (2.00%) percentage points above the one (1) month London Interbank Offered Rate ("LIBOR"), as published by the Wall Street Journal in its "Money Rates" section, in effect on the last calendar day of the month preceding the date of this Note. The LIBOR Rate shall be adjusted, as necessary, on the first calendar day of each month, based on the LIBOR Rate in effect as of the last calendar day of the preceding month. Should the method of establishing the LIBOR Rate, or the publication of the London Interbank Offered Rates for one (1) month deposits in the Wall Street Journal cease or be abolished, then the LIBOR Rate shall be based on a comparable index selected by TMCC. Interest shall be calculated on the basis of a year of three hundred sixty (360) days applied to the actual number of days elapsed on the unpaid principal balance.

      2. Payment Terms. Borrower shall repay to TMCC the principal amount of the Advances evidenced by this Note on or before the Maturity Date. Accrued but unpaid interest on each Advance evidenced by this Note shall be paid in arrears on the first Business Day of each month and on the Maturity Date. Unpaid interest accruing on amounts in default shall be payable on demand. All amounts payable under this Note shall be payable only in lawful money of the United States of America, in immediately available funds.

      3. Revolving Loan. The unpaid principal balance of the Advances made by TMCC under the Loan Agreement and evidenced by this Note shall be the total amount advanced, less the amount of the principal payments made. This Note is given to avoid the execution of an individual note for each Advance made by TMCC to Borrower. This Note evidences a revolving credit and, within the limits and on the conditions set forth in the Loan Agreement, prior to the Maturity Date Borrower may borrow, repay and reborrow hereunder. TMCC is hereby authorized to record the date and amount of each Advance it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed hereto and constituting a part of this Note or maintained in connection herewith. Any such recordation by TMCC shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder.

      4. Application of Payments. Each payment received by TMCC shall be applied first to interest then due and any late charges, fees or expenses owed, and the remainder to principal.

      5. Prepayment. Borrower may repay Advances at any time without penalty or premium.

      6. Default Interest. Time is of the essence of this Note. Upon the occurrence and during the continuation of an Event of Default, the Advances evidenced by this Note shall bear interest at a per annum rate two (2.00%) percentage points above the interest rate provided in Section 1 of this Note, but in no event greater than the maximum rate of interest permitted by applicable law.

      7. Security for Note. This Note is secured by all mortgages, deeds of trust, security agreements, collateral assignments, and other liens and security now or at any time hereafter executed or granted by Borrower to TMCC, to secure the Advances made under the Loan Agreement, and by any rights of subrogation accruing to TMCC by reason of any indebtedness discharged by the proceeds of the Advances. The deeds of trust or mortgages securing this Note (collectively, the "Deeds of Trust") provide that all amounts due under this Note may be made immediately due and payable in the event that, among other defaults as described in the Deeds of Trust, the property described in any of the Deeds of Trust is sold, transferred, conveyed, encumbered or otherwise alienated without TMCC's prior written consent, all as specifically set forth in the Deeds of Trust.

      8. Acceleration. Upon the occurrence of an Event of Default, unless all such Event of Default shall have been cured within the time provided in the Loan Agreement, or waived in writing by TMCC, all amounts outstanding hereunder and all interest accrued hereon, shall, at the option of TMCC, without presentment, demand, protest or notice of acceleration, notice of intent to accelerate or notice of any kind (all of which are hereby expressly waived), be immediately due and payable; provided, however, that upon the occurrence of one or more of the other Events of Default set forth in subsection g of Section 8.1 of the Loan Agreement, all amounts outstanding hereunder and all interest accrued hereon shall be immediately due and payable without presentment, demand, protest or notice of acceleration, notice of intent to accelerate or notice of any kind (all of which are hereby expressly waived). No failure by TMCC to exercise its option under this Section shall not constitute a waiver of the right to exercise it upon the occurrence of any subsequent Event of Default.

      9. Guarantor. This Note is guaranteed by the Guarantor(s) referenced in the Loan Agreement pursuant to the terms of certain Continuing and Irrevocable Guaranty(ies) executed from time to time by such Guarantor(s).

      10. No Amendment. Neither this Note, nor any term hereof, may be amended, changed, waived, discharged, terminated or otherwise modified without the prior written consent of TMCC.

      11. Waivers. The makers, endorsers, guarantors and sureties of this Note, and each of them, hereby waive diligence, all notices, including notice of intent to accelerate and notice of acceleration, demand, presentment for payment, notice of non-payment, protest and notice of protest; and expressly agree that this Note, or any payment hereunder may be extended or modified from time to time; and consent to the acceptance of further security for this Note, including other types of security; and the release of security; all without in any way affecting their liability. The right to plead any and all statutes of limitations as a defense to any demand secured by the Deeds of Trust or any other security securing this Note, against makers, endorsers, guarantors or sureties is expressly waived by each and all said parties.

      12. Legal Fees. If this Note is referred to an attorney for collection or legal advice following a default, or if any other judicial or non-judicial action is instituted or an attorney is employed to reclaim, sequester, protect, preserve or enforce any interest in real property or other security for this Note, including but not limited to proceedings under the United States Bankruptcy Code or eminent domain, Borrower agrees to pay the holder's attorneys' fees and costs.

      13. Applicable Law. The validity of this Note, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by and construed in accordance with the laws of the State of Oregon.

      14. Severability. If any of the provisions of this Note shall be determined to be invalid, such invalidity shall not invalidate any other provision of this Note, but it shall be construed as if not containing the particular provision or provisions held to be invalid, and all rights and obligations of the parties shall be construed and enforced accordingly. The headings in this Note are for convenience only and shall not affect the construction hereof.

      15. Successors And Assigns. The duties, covenants, conditions and obligations of Borrower in this Note shall be binding obligations of Borrower's heirs, executors, administrators, personal representatives, successors and assigns. Each and every party signing or endorsing this Note binds himself or herself as principal and not as surety, and each shall be jointly and severally liable hereunder.

      16. Jurisdiction. BORROWER HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE UNITED STATES DISTRICT COURTS FOR THE DISTRICT OF OREGON SITTING IN PORTLAND, MULTNOMAH COUNTY, OREGON, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF BORROWER'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS NOTE, AND EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN ANY OF SUCH COURTS.

      17. Waiver Of Jury Trial. BORROWER AND TMCC MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR TMCC TO ACCEPT THIS NOTE AND MAKE THE ADVANCES.

      18. Commercial Transaction. BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE FOR COMMERCIAL, INVESTMENT OR BUSINESS PURPOSES.

      IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first indicated above.

                                         BORROWER:

                                         LITHIA REAL ESTATE, INC., an Oregon
                                         corporation


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                  Schedule 6.8

                                 Permitted Liens

1. Liens identified in the title insurance applicable to the Collateral or the Property, which Liens have been accepted by TMCC.

2. Lease between Lithia Motors, Inc. and Borrower, constituting Collateral and subleases thereunder.

3. Judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default and which are junior to TMCC's deed of trust or mortgage.

4. Easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the Property to which such Lien is attached.

5. Priority of Liens on any asset of an automobile dealership securing "floor plan" indebtedness incurred by persons other than a Borrower which might constitute Collateral, shall be in accordance with applicable law.


                                       1